Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2017 Results

DALLAS--(BUSINESS WIRE)--July 27, 2017--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Highlights (all comparisons to 2016 second quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.32
    Adjusted EPS[1] was $0.22 and excludes a net gain of $0.10 per share from adjusted items and was impacted by an adjusted tax rate of 46.3%
  Sales were $877 million, down 13.6% on a constant currency basis, including an approximately 2% negative impact related to the previously announced Gestra business divestiture
    Aftermarket sales were $435 million, down 3.6% on a constant currency basis
  Total bookings were $971 million, up 0.8% on a constant currency basis, including approximately 2% negative impact due to the Gestra divestiture
    Original equipment bookings were $514 million, up 5.1% on a constant currency basis
    Aftermarket bookings were $458 million, or 47% of total bookings, down 3.7% on a constant currency basis
    Total book-to-bill was 1.11
  Reported gross and operating margins of 27.9% and 14.4%
    Adjusted gross and operating margins[2] were 31.5% and 8.1%
  Backlog at June 30, 2017 was $2.1 billion, up 12.4% and 1.5% versus 2016 year-end, and prior year second quarter, respectively

“Flowserve’s second quarter results were below our expectations for the period, and do not reflect the underlying potential of our business,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “A number of factors impacted the quarter’s outcome, including slower than expected progress of the IPD turnaround, customer delays in product pick-up, and a significantly higher than guided tax rate. Despite this performance, we are encouraged by the continued stability of our bookings, and the modest sequential improvement in our operations. As a result, we continue to expect the second half of the year to demonstrate marked improvement, particularly in the fourth quarter.”

Rowe added, “Over the course of my first 100 days with Flowserve, I have focused on our people, customers, and operations. The leadership team now understands my expectations and we are aligned on our approach to achieve our objectives. I am excited about the numerous opportunities ahead for Flowserve, including the ability to simplify and drive further efficiencies in all aspects of our operations. Going forward, we will be market led, customer centric and operationally excellent. I remain confident that the company is well-positioned to drive long-term value for both our customers and shareholders.”

Full Year 2017 Guidance

Flowserve updated its 2017 guidance to reflect its first half results and expectations for the remainder of the year, and now expects Reported and Adjusted[3] EPS target ranges of $0.85 to $1.05 and $1.30 to $1.50, respectively. Both EPS target ranges are based on an expected 6 to 10 percent decline in revenues year-over-year. Adjusted EPS guidance anticipates a return to the guided tax rate, of 30-to-31%, for the remainder of the year, and it excludes expected realignment expense, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items, such as the gain on sale of our Gestra business, finalized in the second quarter 2017.

Reclassifications and Revision to Prior Periods

The company also announced today that during the 2017 second quarter, certain immaterial accounting errors were identified in prior period financial statements for the period beginning in 2013 through the first quarter of 2017, which occurred primarily at two non-U.S. sites, and principally involved certain inventory and accounts receivable balances. While not material to any prior annual or quarterly period, in order to enhance transparency, the company has determined to amend its 2016 Form 10-K and the March 31, 2017 Form 10-Q to reflect the revisions. Additionally, the company has determined material weakness existed in its internal control structure at year-end 2016 and continued through the end of the 2017 second quarter. The company intends to institute remediation plans as a result of these errors. The cumulative effect of the changes to retained earnings as of March 31, 2017 was a reduction of approximately $30 million.

Second Quarter 2017 Results Conference Call

Flowserve will host its conference call with the financial community on Friday, July 28th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2017 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes June 30, 2017 FX rates and approximately 131 million fully diluted shares.

[4] FX headwind is calculated by comparing the difference between the actual average FX rates of 2016 and the year-end 2016 spot rates both as applied to our 2017 expectations, divided by the number of shares expected for 2017.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic manufacturing optimization and realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our ability to anticipate and manage cybersecurity risk, including the risk of potential business disruptions or financial losses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; the review of the company’s internal financial records and controls that is being conducted, including any additional time that may be required to complete the review; the timing and nature of the final resolution of the accounting issues discussed in this news release; any delay in the filing of required periodic reports with the SEC; the ability of the company to remediate any material weakness in its internal control over financial reporting and ineffectiveness in disclosure controls and procedures; increased regulatory, media, or financial reporting issues and practices, or otherwise; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$505,161	$367,162
Accounts receivable, net of allowance for doubtful accounts of $56,083 and $51,920, respectively	832,036	882,638
Inventories, net	941,816	897,690
Prepaid expenses and other	136,542	150,199
Total current assets	2,415,555	2,297,689
Property, plant and equipment, net of accumulated depreciation of $933,834 and $882,151, respectively	678,907	724,805
Goodwill	1,202,156	1,205,054
Deferred taxes	93,846	83,722
Other intangible assets, net	214,929	214,527
Other assets, net	189,722	183,126
Total assets	$4,795,115	$4,708,923

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$367,347	$412,087
Accrued liabilities	689,137	680,986
Debt due within one year	89,839	85,365
Total current liabilities	1,146,323	1,178,438
Long-term debt due after one year	1,500,988	1,485,258
Retirement obligations and other liabilities	422,016	407,839
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	483,782	491,848
Retained earnings	3,612,173	3,598,396
Treasury shares, at cost – 46,502 and 46,980 shares, respectively	(2,061,345)	(2,078,527)
Deferred compensation obligation	6,183	8,507
Accumulated other comprehensive loss	(557,792)	(624,788)
Total Flowserve Corporation shareholders' equity	1,703,992	1,616,427
Noncontrolling interests	21,796	20,961
Total equity	1,725,788	1,637,388
Total liabilities and equity	$4,795,115	$4,708,923

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2017	2016

Sales	$877,063	$1,027,393
Cost of sales	(632,068)	(706,728)
Gross profit	244,995	320,665
Selling, general and administrative expense	(252,800)	(228,704)
Gain on sale of business	131,294	-
Net earnings from affiliates	2,654	1,809
Operating income	126,143	93,770
Interest expense	(14,951)	(15,274)
Interest income	641	645
Other (expense) income, net	(8,761)	4,735
Earnings before income taxes	103,072	83,876
Provision for income taxes	(60,887)	(29,512)
Net earnings, including noncontrolling interests	42,185	54,364
Less: Net (earnings) loss attributable to noncontrolling interests	(307)	9
Net earnings attributable to Flowserve Corporation	$41,878	$54,373

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.32	$0.42
Diluted	0.32	0.42

Cash dividends declared per share	$0.19	$0.19

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2017	2016

Sales	$1,743,381	$1,973,614
Cost of sales	(1,229,948)	(1,347,795)
Gross profit	513,433	625,819
Selling, general and administrative expense	(474,885)	(466,252)
Gain on sale of business	131,294	-
Net earnings from affiliates	6,109	5,128
Operating income	175,951	164,695
Interest expense	(29,646)	(29,842)
Interest income	1,265	1,318
Other expense, net	(19,888)	(827)
Earnings before income taxes	127,682	135,344
Provision for income taxes	(66,208)	(46,690)
Net earnings, including noncontrolling interests	61,474	88,654
Less: Net earnings attributable to noncontrolling interests	(545)	(415)
Net earnings attributable to Flowserve Corporation	$60,929	$88,239

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.47	$0.68
Diluted	0.46	0.67

Cash dividends declared per share	$0.38	$0.38

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands)	2017	2016

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$61,474	$88,654
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	50,252	50,071
Amortization of intangible and other assets	7,143	8,341
(Gain) loss on dispositions of businesses	(131,294)	7,664
Stock-based compensation	15,743	23,965
Foreign currency, asset impairment and other non-cash adjustments	31,573	3,496
Change in assets and liabilities, net of acquisitions:
Accounts receivable, net	71,078	42,385
Inventories, net	(17,277)	(44,150)
Prepaid expenses and other	39,256	(26,000)
Other assets, net	(10,150)	(7,308)
Accounts payable	(55,928)	(77,089)
Accrued liabilities and income taxes payable	(9,777)	(69,904)
Retirement obligations and other liabilities	(8,624)	3,324
Net deferred taxes	3,131	7,247
Net cash flows provided by operating activities	46,600	10,696
Cash flows – Investing activities:
Capital expenditures	(29,447)	(36,912)
Proceeds from disposal of assets	2,383	1,427
Proceeds from (payments for) dispositions of businesses	181,838	(5,064)
Net cash flows provided (used) by investing activities	154,774	(40,549)
Cash flows – Financing activities:
Payments on long-term debt	(30,000)	(30,000)
Proceeds under other financing arrangements	6,644	19,494
Payments under other financing arrangements	(2,690)	(11,441)
Payments related to tax withholding for stock-based compensation	(6,593)	(8,512)
Payments of dividends	(49,579)	(48,181)
Other	(244)	(142)
Net cash flows used by financing activities	(82,462)	(78,782)
Effect of exchange rate changes on cash	19,087	5,265
Net change in cash and cash equivalents	137,999	(103,370)
Cash and cash equivalents at beginning of year	367,162	366,444
Cash and cash equivalents at end of year	$505,161	$263,074

PRELIMINARY SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2017	2016
Bookings	$465.1	$465.6
Sales	427.7	512.9
Gross profit	130.6	163.4
Gross profit margin	30.5%	31.9%
Segment operating income	9.5	63.6
Segment operating income as a percentage of sales	2.2%	12.4%

INDUSTRIAL PRODUCT DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2017	2016
Bookings	$213.3	$212.3
Sales	191.8	215.0
Gross profit	24.0	48.0
Gross profit margin	12.5%	22.3%
Segment operating (loss) income	(28.7)	2.9
Segment operating (loss) income as a percentage of sales	(15.0%)	1.3%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2017	2016
Bookings	$316.2	$312.9
Sales	275.4	317.2
Gross profit	87.7	108.3
Gross profit margin	31.8%	34.1%
Segment operating income	164.2	48.4
Segment operating income as a percentage of sales	59.6%	15.3%

PRELIMINARY SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2017	2016
Bookings	$925.1	$890.2
Sales	852.4	985.7
Gross profit	267.3	319.2
Gross profit margin	31.4%	32.4%
Segment operating income	55.1	119.4
Segment operating income as a percentage of sales	6.5%	12.1%

INDUSTRIAL PRODUCT DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2017	2016
Bookings	$420.0	$420.0
Sales	370.2	412.5
Gross profit	58.8	98.0
Gross profit margin	15.9%	23.8%
Segment operating (loss) income	(42.5)	6.6
Segment operating (loss) income as a percentage of sales	(11.5%)	1.6%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2017	2016
Bookings	$625.6	$622.6
Sales	555.8	616.2
Gross profit	185.7	206.9
Gross profit margin	33.4%	33.6%
Segment operating income	205.6	86.8
Segment operating income as a percentage of sales	37.0%	14.1%

Second Quarter and Year-to-Date 2017 - Segment Results
(dollars in millions, comparison vs. 2016 second quarter and year-to-date, unaudited)

	EPD		IPD		FCD
	2nd Qtr	YTD	2nd Qtr	YTD	2nd Qtr	YTD
Bookings	$465.1	$925.1	$213.3	$420.0	$316.2	$625.6
- vs. prior year	-0.1%	3.9%	0.5%	-	1.1%	0.5%
- on constant currency	1.2%	5.2%	1.6%	1.3%	1.9%	1.6%

Sales	$427.7	$852.4	$191.8	$370.2	$275.4	$555.8
- vs. prior year	-16.6%	-13.5%	-10.8%	-10.3%	-13.2%	-9.8%
- on constant currency	-15.4%	-12.7%	-9.7%	-9.0%	-12.4%	-9.0%

Gross Profit	$130.6	$267.3	$24.0	$58.8	$87.7	$185.7
- vs. prior year	-20.1%	-16.3%	-50.0%	-40.0%	-19.0%	-10.2%

Gross Margin (% of sales)	30.5%	31.4%	12.5%	15.9%	31.8%	33.4%
- vs. prior year (in basis points)	-140	-100	-980	-790	-230	-20

Operating Income / (Loss)	$9.5	$55.1	$(28.7)	$(42.5)	$164.2	$205.6
- vs. prior year	-85.1%	-53.9%	NM	NM	239.3%	136.9%
- on constant currency	-82.5%	-51.1%	NM	NM	245.9%	139.3%

Operating Margin (% of sales)	2.2%	6.5%	-15.0%	-11.5%	59.6%	37.0%
- vs. prior year (in basis points)	-1020	-560	-1630	-1310	4430	2290

Adjusted Operating Income / (Loss)*	$49.7	$93.7	$0.7	$(2.6)	$38.4	$80.9
- vs. prior year	-35.4%	-33.0%	-93.8%	NM	-24.3%	-14.6%
- on constant currency	-33.3%	-30.6%	-92.8%	NM	-17.9%	-12.4%

Adj. Oper. Margin (% of sales)*	11.6%	11.0%	0.4%	-0.7%	13.9%	14.6%
- vs. prior year (in basis points)	-340	-320	-410	-520	-210	-80

Backlog	$1,077.2		$438.9		$658.8

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges, below-the-line FX impacts and other specific discrete items

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$877,063	$-		$-		$877,063
Gross profit	244,995	(14,114)		(16,928)	(3)	276,037
Gross margin	27.9%	-		-		31.5%

Selling, general and administrative expense	(252,800)	(17,591)		(27,868)	(4)	(207,341)
Gain on sale of business	131,294	-		131,294	(5)	-

Operating income	126,143	(31,705)		86,498		71,350
Operating income as a percentage of sales	14.4%	-		-		8.1%

Interest and other expense, net	(23,071)	-		(7,136)	(6)	(15,935)

Earnings before income taxes	103,072	(31,705)		79,362		55,415
Provision for income taxes	(60,887)	7,641	(2)	(42,864)	(7)	(25,664)
Tax Rate	59.1%	24.1%		54.0%		46.3%

Net earnings attributable to Flowserve Corporation	$41,878	$(24,064)		$36,498		$29,444

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.32	$(0.18)		$0.28		$0.23
Diluted	$0.32	$(0.18)		$0.28		$0.22

Basic number of shares used for calculation	130,732	130,732		130,732		130,732
Diluted number of shares used for calculation	131,341	131,341		131,341		131,341

(a) Reported in conformity with U.S. GAAP
Notes:

(1)	Represents realignment expense incurred as a result of realignment programs
(2)	Includes tax impact of items above
(3)	Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4)

Represents $1.389 million of SIHI integration costs and purchase price adjustments ("PPA"), $26.042 million of Brazil property, plant and equipment impairment charge and $0.437 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America

(5)	Represents gain related to the sale of Gestra business
(6)	Represents below-the-line foreign exchange impacts
(7)	Includes tax impact of items above. There is no tax impact associated with the Brazil property, plant and equipment impairment charge

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,743,381	$-		$-		$1,743,381
Gross profit	513,433	(19,151)		(16,928)	(3)	549,512
Gross margin	29.5%	-		-		31.5%

Selling, general and administrative expense	(474,885)	(23,065)		(28,494)	(4)	(423,326)
Gain on sale of business	131,294	-		131,294	(5)	-

Operating income	175,951	(42,216)		85,872		132,295
Operating income as a percentage of sales	10.1%	-		-		7.6%

Interest and other expense, net	(48,269)	-		(18,118)	(6)	(30,151)

Earnings before income taxes	127,682	(42,216)		67,754		102,144
Provision for income taxes	(66,208)	10,689	(2)	(39,498)	(7)	(37,399)
Tax Rate	51.9%	25.3%		58.3%		36.6%

Net earnings attributable to Flowserve Corporation	$60,929	$(31,527)		$28,256		$64,200

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.47	$(0.24)		$0.22		$0.49
Diluted	$0.46	$(0.24)		$0.22		$0.49

Basic number of shares used for calculation	130,647	130,647		130,647		130,647
Diluted number of shares used for calculation	131,308	131,308		131,308		131,308

(a) Reported in conformity with U.S. GAAP
Notes:

(1)	Represents realignment expense incurred as a result of realignment programs
(2)	Includes tax impact of items above
(3)	Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4)

Represents $2.015 million of SIHI integration costs and purchase price adjustments ("PPA"), $26.042 million of Brazil property, plant and equipment impairment charge and $0.437 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America

(5)	Represents gain related to the sale of Gestra business
(6)	Represents below-the-line foreign exchange impacts
(7)	Includes tax impact of items above. There is no tax impact associated with the Brazil property, plant and equipment impairment charge

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$866,318	$-		$-		$866,318
Gross profit	268,438	(5,037)		-		273,475
Gross margin	31.0%	-		-		31.6%

Selling, general and administrative expense	(222,085)	(5,474)		(626)	(3)	(215,985)
Gain on sale of business	-	-		-		-

Operating income	49,808	(10,511)		(626)		60,945
Operating income as a percentage of sales	5.7%	-		-		7.0%

Interest and other expense, net	(25,199)	-		(10,982)	(4)	(14,217)

Earnings before income taxes	24,609	(10,511)		(11,608)		46,728
Provision for income taxes	(5,320)	3,048	(2)	3,366	(5)	(11,734)
Tax Rate	21.6%	29.0%		29.0%		25.1%

Net earnings attributable to Flowserve Corporation	$19,050	$(7,463)		$(8,242)		$34,755

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.15	$(0.06)		$(0.06)		$0.27
Diluted	$0.15	$(0.06)		$(0.06)		$0.26

Basic number of shares used for calculation	130,562	130,562		130,562		130,562
Diluted number of shares used for calculation	131,275	131,275		131,275		131,275

(a) Reported in conformity with U.S. GAAP
Notes:

(1)	Represents realignment expense incurred as a result of realignment programs
(2)	Includes tax impact of items above
(3)	Represents SIHI integration costs/purchase price adjustments ("PPA")
(4)	Represents below-the-line foreign exchange impacts
(5)	Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2016
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,027,393	$-		$-		$1,027,393
Gross profit	320,665	(11,196)		(1,278)	(3)	333,139
Gross margin	31.2%	-		-		32.4%

Selling, general and administrative expense	(228,704)	(8,942)		(2,093)	(4)	(217,669)

Operating income	93,770	(20,138)		(3,371)		117,279
Operating income as a percentage of sales	9.1%	-		-		11.4%

Interest and other (expense) income, net	(9,894)	-		5,709	(5)	(15,603)

Earnings before income taxes	83,876	(20,138)		2,338		101,676
Provision for income taxes	(29,512)	6,142	(2)	(1,103)	(6)	(34,551)
Tax Rate	35.2%	30.5%		47.2%		34.0%

Net earnings attributable to Flowserve Corporation	$54,373	$(13,996)		$1,235		$67,134

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.42	$(0.11)		$0.01		$0.51
Diluted	$0.42	$(0.11)		$0.01		$0.51

Basic number of shares used for calculation	130,454	130,454		130,454		130,454
Diluted number of shares used for calculation	130,910	130,910		130,910		130,910

(a) Reported in conformity with U.S. GAAP
Notes:

(1)	Represents realignment expense incurred as a result of realignment programs
(2)	Includes tax impact of items above
(3)	Represents Brazil inventory write-down
(4)	Represents SIHI integration costs and purchase price adjustments ("PPA")
(5)	Represents below-the-line foreign exchange impacts
(6)	Includes tax impact of items above. There is no tax impact associated with the Brazil inventory write-down.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2016
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,973,614	$-		$-		$1,973,614
Gross profit	625,819	(18,407)		(4,588)	(3)	648,814
Gross margin	31.7%	-		-		32.9%

Selling, general and administrative expense	(466,253)	(15,202)		(3,431)	(4)	(447,620)

Operating income	164,694	(33,609)		(8,019)		206,322
Operating income as a percentage of sales	8.3%	-		-		10.5%

Interest and other expense, net	(29,350)	-		1,110	(5)	(30,460)

Earnings before income taxes	135,344	(33,609)		(6,909)		175,862
Provision for income taxes	(46,689)	10,345	(2)	749	(6)	(57,783)
Tax Rate	34.5%	30.8%		10.8%		32.9%

Net earnings attributable to Flowserve Corporation	$88,239	$(23,264)		$(6,160)		$117,663

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.68	$(0.18)		$(0.05)		$0.90
Diluted	$0.67	$(0.18)		$(0.05)		$0.90

Basic number of shares used for calculation	130,299	130,299		130,299		130,299
Diluted number of shares used for calculation	130,862	130,862		130,862		130,862

(a) Reported in conformity with U.S. GAAP
Notes:

(1)	Represents realignment expense incurred as a result of realignment programs
(2)	Includes tax impact of items above
(3)	Represents Brazil inventory write-down
(4)	Represents SIHI integration costs and purchase price adjustments ("PPA")
(5)	Represents below-the-line foreign exchange impacts
(6)	Includes tax impact of items above. There is no tax impact associated with the Brazil inventory write-down.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2016
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$946,221	$-		$-		$946,221
Gross profit	305,154	(7,211)		(3,310)	(3)	315,675
Gross margin	32.2%	-		-		33.4%

Selling, general and administrative expense	(237,549)	(6,260)		(1,338)	(4)	(229,951)

Operating income	70,924	(13,471)		(4,648)		89,043
Operating income as a percentage of sales	7.5%	-		-		9.4%

Interest and other (expense) income, net	(19,456)	-		(4,599)	(5)	(14,857)

Earnings before income taxes	51,468	(13,471)		(9,247)		74,186
Provision for income taxes	(17,177)	4,203	(2)	1,852	(6)	(23,232)
Tax Rate	33.4%	31.2%		20.0%		31.3%

Net earnings attributable to Flowserve Corporation	$33,866	$(9,268)		$(7,395)		$50,529

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.26	$(0.07)		$(0.06)		$0.39
Diluted	$0.26	$(0.07)		$(0.06)		$0.39

Basic number of shares used for calculation	130,142	130,142		130,142		130,142
Diluted number of shares used for calculation	130,812	130,812		130,812		130,812

(a) Reported in conformity with U.S. GAAP
Notes:

(1)	Represents realignment expense incurred as a result of realignment programs
(2)	Includes tax impact of items above
(3)	Represents Brazil inventory write-down
(4)	Represents SIHI integration costs and purchase price adjustments ("PPA")
(5)	Represents below-the-line foreign exchange impacts
(6)	Includes tax impact of items above. There is no tax impact associated with the Brazil inventory write-down.

CONTACT:
Flowserve
Investor Contacts:
Jay Roueche, 972-443-6560
Interim Chief Financial Officer
or
Mike Mullin, 972-443-6636
Director, Investor Relations
--
Media Contact:
Lars Rosene, 972-443-6644
Vice President, Corporate & Customer Communications